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             [NORTON, JACOBS, KUHN & MCTOPY, L.L.P. LETTERHEAD]


                                 March 3, 1997



Mitcham Industries, Inc.
44000 Highway 75 South
Huntsville, Texas 77342

Gentlemen:

         We have acted as legal counsel for Mitcham Industries, Inc., a Texas corporation (the "Company"), with respect to the Registration Statement on Form S-1, Registration No. 333-19997 (the "Registration Statement"), filed by the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act") of the following securities:

          (i) 3,450,000 shares of Common Stock, consisting of 2,875,000 shares of common stock, par value $0.01 per share ("Common Stock") offered by the Company and up to 575,000 shares of Common Stock offered by certain shareholders of the Company ("Selling Shareholders");

         (ii) Representatives' Warrants (as defined in the Registration Statement) to purchase 200,000 shares of Common Stock; and

         (iii) 200,000 shares of Common Stock underlying the Representatives' Warrants.

         The Common Stock, Representatives' Warrants and shares of Common Stock underlying the Representatives' Warrants are collectively referred to herein as the "Registered Securities."

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents and instruments:

         1.      Articles of Incorporation of the Company, as amended to date;

         2.      Bylaws of the Company, as amended to date;





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Mitcham Industries, Inc.
March 3, 1997
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         3.      The Registration Statement, including the Prospectus included therein, as filed with the Securities and Exchange Commission (the "Commission") on January 17, 1997, together with all exhibits thereto and all amendments to the Registration Statement through the date hereof; and

         4. Such other instruments and documents as we have deemed necessary for the purpose of rendering the following opinion.

         In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof. As to various questions of fact material to our opinion, we have, when the relevant facts were not independently established and to the extent we have deemed such reliance proper, relied upon certificates of public officials and certificates and/or factual representations of officers of the Company.

         Based upon and subject to the foregoing, it is our opinion that the Registered Securities have been duly and validly authorized for issuance and, when issued and delivered as described in the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and further consent to the statements made in the Registration Statement regarding our firm and the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

         We are licensed to practice in the State of Texas only and do not express any opinion as to matters governed by the laws of any jurisdiction other than the laws of the State of Texas (without reference to choice-of-law or conflict-of-law provisions, principles or decisions under Texas law, or under any other state, Federal or foreign law); and we have assumed compliance with all other laws, including, without limitation, Federal, foreign and other states' laws.

                                     Very truly yours,

                                     NORTON, JACOBS, KUHN & MCTOPY, L.L.P.

                                     /s/ NORTON, JACOBS, KUHN & MCTOPY, L.L.P.